UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2005

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

358 Hall Avenue
Wallingford, Connecticut		06492
(Address of principal executive offices)		(Zip Code)

(203) 265-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On December 1, 2005, pursuant to an Asset and Stock Purchase Agreement dated October 10, 2005 (the “Asset Purchase Agreement”) by and among Amphenol Corporation (“Amphenol”) and Teradyne, Inc., a Massachusetts corporation (“Teradyne”), Amphenol purchased substantially all of the assets and assumed certain of the liabilities of Teradyne’s backplane and connection systems business segment (“TCS”), including the stock of certain of its operating subsidiaries, for a purchase price of U.S. $390 million in cash, subject to a post-closing net asset value adjustment, as defined in the Asset Purchase Agreement.

A copy of the Asset Purchase Agreement is included as an exhibit to Amphenol’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 11, 2005, and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amphenol financed this transaction primarily with borrowings of $380 million under its unsecured five-year revolving credit facility (the “Credit Agreement”), dated as of July 15, 2005, among Amphenol, certain subsidiaries of Amphenol, a syndicate of financial institutions and Bank of America, N.A. as the administrative agent.  As disclosed in Amphenol’s Current Report on Form 8-K filed with the SEC on November 21, 2005, Amphenol recently exercised its option to increase its aggregate commitments under the Credit Agreement by an additional $250 million thereby increasing such revolving credit facility to $1 billion from $750 million.  All other terms and conditions of the Credit Agreement remained unchanged.

Section 8 - Other Events

Item 8.01.  Other Events

On December 1, 2005, the Company issued a press release announcing the completion of its acquisition of TCS.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01  Financial Statements And Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date of this filing.

(b) Pro forma financial information.

The pro forma financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date of this filing.

(c) Exhibits

Exhibit Number	Description

2.1

Asset and Stock Purchase Agreement between Teradyne, Inc., on behalf of itself and the other Sellers named therein and Amphenol Corporation, on behalf of itself and the other Buyers named therein, dated October 10, 2005 (incorporated by reference to Amphenol’s Current Report on Form 8-K filed on October 11, 2005).

99.1	Press Release, issued December 1, 2005 of Amphenol, Inc. (filed with this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005	THE AMPHENOL CORPORATION

	By:	/s/ Diana G. Reardon
		Name:	Diana G. Reardon
		Title:	Senior Vice President
and Chief Financial Officer